Exhibit 10.3

W&T OFFSHORE, INC.

2023 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
(Performance Vesting)

Pursuant to the terms and conditions of the W&T Offshore, Inc. 2023 Incentive Compensation Plan, as amended from time to time (the “Plan”), W&T Offshore, Inc., a Texas Corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based restricted stock units (the “PSUs”). This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	______________________
Date of Grant:	______________________
Award Type and Description:

The PSU is a Restricted Stock Unit Award granted as a Performance Award pursuant to Article VIII of the Plan. This Award represents the right to receive Shares in an amount up to 200% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.

Your right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below) (“Earned PSUs” or the “Earned Award”). The portion of the Target PSUs actually earned upon satisfaction of both of the foregoing requirements is referred to herein as the “Vested PSUs” or the “Vested Award.”

Target Number of PSUs:	____________________ (the “Target PSUs”).
Performance Period:	[Insert period beginning on the Performance Period commencement date and ending on the Performance Period end date].
Service Requirement:

Except as expressly provided in Sections 3 and 4 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through [insert Service

Vesting Date] (the “Service Vesting Date”) to be eligible to receive payment of this Award, which is also based on the level of achievement with respect to the Performance Goal (as defined below).
Performance Goal:

Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Earned PSUs during the Performance Period will be determined in accordance with the following table:

Level of Achievement Percentage of Target PSUs Earned* < Threshold 0% Threshold [insert %] Target [insert %] Maximum [insert %]
*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target and maximum achievement levels shall be calculated using linear interpolation.
The “Performance Goal” for the Performance Period is based on the [insert performance goal description], as described in Exhibit B attached hereto.
Settlement:	Settlement of the Vested PSUs shall be made in Shares, cash, or a combination of Shares and cash, in accordance with Section 5 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

W&T OFFSHORE, INC.

By:
Name:
Title:

PARTICIPANT

Name:

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between W&T Offshore, Inc., a Texas corporation (the “Company”), and you (“you” or the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement (including, for the avoidance of doubt, with respect of the subject matter covered in Section 4), the terms of the Plan shall control. Each PSU represents the right to receive one Share, or the cash equivalent thereof, or any combination of both at the Company’s sole discretion, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan at the time (if ever) the PSU has vested; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of Shares that may be earned hereunder in respect of the PSUs may range from 0% to [insert maximum goal%] of the Target PSUs. Unless and until the Award has become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the Award. Prior to settlement of the Award, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of Award. Except as otherwise set forth in Sections 3 and 4, the Award shall vest and become a Vested Award in accordance with the Participant’s satisfaction of the service-based vesting schedule set forth in the Grant Notice (the “Service Requirement”), and based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period (and any portion of the Award that does not become earned following the Performance Period shall be automatically forfeited and cancelled following certification of the Performance Goals). Unless and until the PSUs have vested and become Vested PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.

3.Effect of Termination of Service.
(a)Termination of Service due to Disability or Death. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 11, following the end of the Performance Period, a Termination of Service occurs as a result of your death or Disability prior to the Service Vesting Date, then the forfeiture restrictions on your Earned Award shall automatically lapse and such Earned Award shall be deemed a Vested Award. If a Termination of Service occurs as a result of your death or Disability prior to the end of the Performance Period, all restrictions shall lapse with respect to the Award, and the Award shall be deemed a Vested Award based on the Target PSUs.
(b)Other Termination of Service. Except as otherwise provided in Section 3(a), if the Participant has not satisfied the Service Requirement, then upon the Participant’s Termination of Service with the Company or an Affiliate for any reason, any unearned Award (and all rights arising from such Award and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited and cancelled without further notice and at no cost to the Company.
(c)Qualifying Termination in Connection with Change in Control. [The Award shall immediately become fully vested in accordance with Section 10.1(d) of the Plan.]1
(i)[Prior to the end of the Performance Period. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, upon the Participant’s Termination of Service with the Company or an Affiliate due to death or Disability or by the Company or an Affiliate without Cause or by the Participant for Good Reason (as defined in the W&T Offshore, Inc. Change in Control Severance Plan) within one year following the consummation of a Change in Control during the Performance Period, all restrictions shall lapse with respect to the Award, and the Award shall be deemed a Vested Award based on the Target PSUs.
(ii)Following the Performance Period. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, upon the Participant’s Termination of Service with the Company or an Affiliate due to death or Disability or by the Company or an Affiliate without Cause or by the Participant for Good Reason (as defined in the W&T Offshore, Inc. Change in Control Severance Plan) within one year following the consummation of a Change in Control following the Performance Period, all restrictions shall lapse with respect to the Award, and the Award shall be deemed a Vested Award in an amount equal to the Earned Award.]2
4.Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding Shares and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not yet

1 Note to Draft: To include for employee awards.

2 Note to Draft: To include for Executive awards.

been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of PSUs held by the Participant that have not yet been settled as of such record date and such payment will be made on the date on which any Vested PSUs are settled in accordance with Section 5. For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.

5.Settlement of Award. If the Participant is subject to Section 16(b) of the Exchange Act, the vested PSUs will be settled in the form of Shares as soon as administratively practicable (and in no event later than 30 days); provided, however, that the Committee shall retain the authority to modify the settlement form of the vested PSUs at any time prior to the applicable vesting date. If the Participant is not subject to Section 16(b) of the Exchange Act, the Committee, in its sole discretion, shall determine at the time of settlement whether the Vested PSUs will be settled: (a) in a single lump sum cash payment in an amount equal to the Fair Market Value of Stock as of the date of settlement multiplied by the number of Vested PSUs to be settled, (b) in Shares, or (c) in a combination of cash and Shares. Notwithstanding anything to the contrary within this Agreement or the Plan, the Committee retains the sole discretion to modify the form or amount of settlement of the Award at any time in order to maintain compliance with internal policies regarding the dilution of Shares, [insert the following clause if the Award is subject to a Committee policy limiting the number of Shares for settlement in any award year: including the Committee’s policy in effect on the Date of Grant that no more than [insert annual aggregate limit of shares] Shares shall be used for settlement of all equity-based compensation awards granted during the [insert award year] calendar year]. The applicable settlement of the vested Award will occur as soon as administratively practicable following the vesting of the Award pursuant to Section 2, but in no event later than March 15 of the calendar year following the year in which all vesting restrictions lapse. In the event that any fractional PSU becomes earned hereunder, that PSU shall be rounded down at the time of settlement of such PSU. No fractional Shares, nor the cash value of any fractional Shares, shall be issuable or payable to the Participant pursuant to this Agreement. All Shares, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.Tax Withholding. To the extent that the receipt, vesting or settlement of the Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, then (a) for any Participant that is subject to Section 16(b) of the Exchange Act, with respect to any portion of the Award that is required to be settled in the form of Shares pursuant to Section 5 above, the Company shall withhold from the Shares to be issued the number of Shares necessary to satisfy the applicable tax obligation for that portion of the Award, unless the Committee takes action to provide for a different withholding method prior to the date of the event giving rise to the tax withholding obligation, and (b) for any Participant that is not subject to Section 16(b) of the Exchange Act, or with respect to any portion of the Award that is settled in the form of a cash payment, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7.Non-Transferability. During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. The Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

9.Legends. If a stock certificate is issued with respect to Shares issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Shares are then listed. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
10.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
11.Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Vested Award.
12.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Award thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

13.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the Affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 13 shall be cumulative and in addition to any other remedies to which such party may be entitled.
14.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

W&T Offshore, Inc.
Attn: Executive Vice President and General Counsel
5718 Westheimer Rd., Suite 700
Houston, Texas 77057

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any Individual Agreement in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend, adjust, modify or terminate this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
18.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
19.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) any applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and

Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Shares issued or any benefits received hereunder shall be subject to clawback, rescission, payback, reduction, forfeiture, repurchase, recoupment, cancellation and/or other similar action to the extent necessary to comply with any such law(s) and/or Company policy. The Participant’s acceptance of an Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Date of Grant and any applicable law relating to clawback, rescission, payback, reduction, forfeiture, repurchase, recoupment, cancellation and/or other similar action of compensation and the Participant agrees that the Company may take any actions that may be necessary to effectuate any such policy or applicable law without further consideration or action.

20.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF TEXAS LAW.
21.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the Award may be transferred by will or the laws of descent or distribution.
22.Headings; References; Interpretation.  Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

23.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
24.Section 409A. The Plan, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision in the Plan or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void.  Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

EXHIBIT B

PERFORMANCE GOAL FOR AWARD

[Insert description or formula for performance goal applicable to Award]

B-1